                                                                     EXHIBIT 1.1

                                 $1,025,000,000

                        $225,000,000 3.80% NOTES DUE 2005
                        $800,000,000 5.80% NOTES DUE 2012



                             UNDERWRITING AGREEMENT




August 7, 2002
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                                                                  August 7, 2002



Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

Salomon Smith Barney Inc.
Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
McDonald Investments Inc.
Muriel Siebert & Co., Inc.
U.S. Bancorp Piper Jaffray Inc.
Wells Fargo Brokerage Services, LLC

c/o      Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated

         Merrill Lynch World Headquarters
         4 World Financial Center
         New York, New York  10080

         Salomon Smith Barney Inc.
         390 Greenwich Street
         New York, New York  10013

Dear Sirs and Mesdames:

         Safeway Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") $225,000,000 aggregate principal amount of its 3.80% Notes Due 2005 (the "Notes Due 2005") and $800,000,000 aggregate principal amount of its 5.80% Notes Due 2012 (the "Notes Due 2012") (collectively, the "Securities") to be issued pursuant to the provisions of an Indenture dated as of September 10, 1997 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-96685), including a prospectus, relating to the Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission (i) a prospectus supplement (the "Prospectus Supplement") specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) a related prospectus dated July 31, 2002 (the "Base Prospectus"). The term "Registration Statement" means the registration statement (Registration No. 333-96685), as amended to the date of this Agreement. If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The term "Prospectus" means the Base Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities, together with the Base Prospectus. As used herein, the terms "Base Prospectus," "Prospectus," and "preliminary prospectus" shall include in each case the documents incorporated by reference therein, and the term "Registration Statement" shall include the documents incorporated or deemed to be incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed -subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

            (a) The Registration Statement (other than any Rule 462 Registration Statement) has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

            (b) The Registration Statement, when it became effective, did not contain and such Registration Statement, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and
      (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) (the "Form T-1") under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

            (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

            (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the State of California and in each other jurisdiction in which such qualification is required, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (e) Each subsidiary, if any, of the Company which is a "significant subsidiary" as defined in Rule 405 of Regulation C of the Securities Act (each a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the jurisdiction of its incorporation.

            (f) This Agreement has been duly authorized, executed and delivered by the Company.

            (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (h) The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not result in any violation of the Restated Certificate of Incorporation or the By-Laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any statute or any order, rule or regulation of any governmental body, agency or court having jurisdiction over the Company or any subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency having jurisdiction over the Company is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Securities, except such as may be required under the Securities Act and the rules and regulations thereunder, and the Exchange Act and the rules and regulations thereunder, the Trust Indenture Act and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

            (j) The financial statements (together with the related notes thereto) incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations for the periods specified, except as otherwise disclosed therein; and except as otherwise stated therein or in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

            (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

            (l) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or, to the Company's knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (m) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            2. AGREEMENT TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule I hereto opposite its name at a purchase price of 99.481% of the principal amount of the Notes Due 2005 and 99.229% of the principal amount of the Notes Due 2012.

            3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at 99.831% of the principal amount of the Notes Due 2005 and 99.879% of the principal amount of the Notes Due 2012 (the "Public Offering Prices") plus, in each case, accrued interest, if any, from August 12, 2002 to the date of payment and delivery, and to certain dealers selected by you at a price that represents a concession not in excess of 0.20%, in the case of the Notes due 2005, and 0.40%, in the case of the Notes due 2012, of their respective principal amounts under the applicable Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of 0.125%, in the case of the Notes due 2005, and 0.250%, in the case of the Notes due 2012, of their respective principal amounts, to any Underwriter or to certain other dealers.

            4. PAYMENT AND DELIVERY. Payment for the Securities shall be made in Federal or other immediately available funds to an account designated by the Company at 7:00 A.M., California time, on August 12, 2002, or at such other time on the same or such other date, not later than August 21, 2002, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

      Payment for the Securities shall be made against delivery to you for the respective accounts of the several Underwriters of global certificates representing the Securities registered in the name of Cede & Co. with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

            5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligation of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities are subject to the following conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (ii) there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus; and

                  (iii) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission.

            (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date (the officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened).

            (c) Latham & Watkins, special counsel for the Company, shall have furnished to you their written opinion dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                  (i) The Company has been duly incorporated, and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

                  (ii) The execution, delivery and performance of this agreement have been duly authorized by all necessary corporate action of the Company, and this agreement has been duly executed and delivered by the Company.

                  (iii) The Indenture has been (a) qualified under the Trust
            Indenture Act of 1939, as amended, and (b) duly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  (iv) The execution, delivery and performance of the Securities have been duly authorized by the Company, the Securities have been duly executed by the Company, and when the Securities have been duly issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of this agreement, the Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  (v) The Registration Statement has become effective under the
            Securities Act. To the best of such firm's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Securities Act has been made in accordance with Rule 424 under the Securities Act.

                  (vi) The Registration Statement, as of the date it was
            declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that such firm need express no opinion with respect to the financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to the Statement of Eligibility of the Trustee on Form T-1 (the "Form T-1"). In passing upon the compliance as to form of the Registration Statement and the Prospectus, such firm may have assumed that the statements made therein are correct and complete.

                  (vii) The Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus under the captions "Description of the Notes" and "Description of Debt Securities," in each case insofar as such statements are summaries of legal matters.

                  (viii) The issue and sale of the Securities being delivered on the date hereof by the Company and the compliance by the Company with the provisions of this agreement and the Indenture on the date hereof do not:

                        (1) violate the Company's Governing Documents; or

                        (2) result in the breach of or a default under any of
            the indentures relating to the Company's 4.80% Notes due 2007, 3.625% Notes due 2003, 6.15% Notes due 2006, 6.50% Notes due 2011,
            7.25% Debentures due 2031, 7.00% Notes due 2002, 7.25% Notes due 2004, 7.50% Notes due 2009, 9.30% Senior Secured Debentures due 2007, 10% Senior Notes due 2002, 9.875% Senior Subordinated Debentures due 2007, 9.65% Senior Subordinated Debentures due 2004, 6.05% Notes due 2003, 6.85% Senior Notes due 2004, 7.00% Senior Notes due 2007, 6.50% Notes due 2008 or 7.45% Senior Debentures due 2027, and the Bank Credit Agreement dated as of May 24, 2001 between the Company and a consortium of banks led by Deutsche Banc Alex. Brown Inc. and J.P. Morgan Securities Inc., as co-arrangers; or

                        (3) violate any federal, New York or California statute,
            rule or regulation applicable to the Company; or

                        (4) require any consents, approvals, authorizations,
            registrations, declarations or filings by the Company under any federal, New York or California statute, rule or regulation applicable to the Company, except such as have been obtained under the Securities Act and such as may be required under state securities laws in connection with the purchase and distribution of the Securities by you.

                  No opinion need be expressed in this paragraph (viii) as to the application of Section 548 of the Federal Bankruptcy Code and comparable provisions of state law, or under other laws customarily excluded from such opinions, including federal securities laws (certain aspects of which are expressly addressed herein), state securities laws, antifraud laws, antitrust or trade regulations laws.

                  (ix) Each of the Incorporated Documents, as of its respective filing or effective date, appeared on its face to comply as to form in all material respects with the applicable requirements for reports on Forms 10-K, 10-Q and 8-K and proxy statements under Regulation 14A, as the case may be, under the Exchange Act, and the rules and regulations of the Commission thereunder, and for Registration Statements on Form 8-A under the Exchange Act, and the rules and regulations of the Commission thereunder; it being understood, however, that such firm need express no opinion with respect to financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from such reports, proxy statements and registration statements or with respect to the Form T-1. In passing upon the compliance as to form of the Incorporated

            Documents, such firm may assume that the statements made therein are correct and complete.

                        (x) The Company is not an "investment company" within
            the meaning of the Investment Company Act of 1940, as amended.

                        In addition, such Counsel has participated in
            conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Underwriter, at which the contents of the Registration Statement and the Prospectus and the Incorporated Documents and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus or the Incorporated Documents and has not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement (including the Incorporated Documents), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Incorporated Documents), as of the date of the Prospectus Supplement or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to the Form T-1.

                        In rendering such opinion, such counsel may state that
            they express an opinion only as to federal laws, New York and California law and the General Corporation Law of the State of Delaware. Such opinion may also be subject to customary assumptions and limitations, including that opinions on enforceability may be subject to the following exceptions, limitations and qualifications:
            (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding thereof may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) such counsel need not express an opinion concerning the enforceability of the waiver of rights or defenses contained in
            Section 4.4 of the Indenture; (v) such counsel need not express an opinion with respect to Sections 10.15 and 10.16 of the

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            Indenture; (vi) such counsel need not express an opinion with respect to whether acceleration of the Notes may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (vii) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent a court determines such fees to be reasonable.

            (d) Robert A. Gordon, Senior Vice President, General Counsel and Secretary of the Company, shall have furnished to you his written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                  (i) the Company has been duly qualified as a foreign
            corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, and in which the failure to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as a whole;

                  (ii) based solely on certificates from public officials, each
            Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and to the best of such counsel's knowledge has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, and in which failure to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as a whole; and all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and the capital stock owned by the Company in each such subsidiary is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

                  (iii) to the best of such counsel's knowledge there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, required to be described in the Prospectus, which are not described as required; and

                  (iv) the issue and sale of the Securities being delivered at the Closing Date by the Company and the application of the net proceeds therefrom as contemplated under "Use of Proceeds" in the Prospectus, and the compliance by the Company with all of the provisions of this Agreement will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument relating to indebtedness in excess of $25 million to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

            (e) The Underwriters shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in the first clause of subparagraph (i), subparagraphs (ii), (iii), (iv), (v), (vi),
      (vii) (but only as to the opinion that the Securities conform in all material respects to the description thereof in the Prospectus), and the penultimate paragraph of paragraph (c) above and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

            The opinions of Latham & Watkins and Robert A. Gordon described in paragraphs (c) and (d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            (f) The Underwriters shall have received, on the Closing Date, a letter dated the Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that such letter shall use a "cut-off date" not earlier than the date hereof.

            (g) At the date of this Agreement, the Company shall have furnished for review by the Underwriters copies of such further information, certificates and documents as they may reasonably request.

            (h) If the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

            6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

            (a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto) and documents incorporated by reference and to each Underwriter a copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City without charge prior to 5:00 p.m. local time on the business day next succeeding the date of this Agreement, and during the period mentioned in paragraph
      (c) below, as many copies of the Prospectus, any documents incorporated therein by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

            (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

            (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

            (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            (f) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities or (ii) commercial paper issued in the ordinary course of business), without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc.

            (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities hereinabove specified, (ii) the preparation, issuance and delivery of the Securities; (iii) the fees and disbursements of the Trustee and its counsel; (iv) all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in
      Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky memorandum, (v) the printing and delivery to the Underwriters of copies of any Blue Sky memorandum; (vi) any fees charged by rating agencies for the rating of the Securities; (vii) the cost of printing certificates representing the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered by the Company in connection with the road show, (ix) all other costs and expenses of the Company in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section and (x) any other costs and expenses of others in connection with the performance of the Company's obligations hereunder which have been previously approved by the Company. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them, the costs and expenses of the Underwriters relating to investor presentations on any "road shows" undertaken in connection with the marketing of the Securities and any advertising expenses connected with any offers they may make.

            7. INDEMNITY AND CONTRIBUTION.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

      No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the aggregate net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the aggregate underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

            (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
      Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (f) The indemnity and contribution provisions contained in this
      Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

            8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the National Association of Securities Dealers, Inc.,
(ii) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (iii) there has occurred a material disruption in securities settlement or clearance services, (iv) a general moratorium on commercial banking activities in New York or California shall have been declared by either Federal or New York State or California authorities or (v) there shall have occurred any outbreak or escalation of hostilities or any change in the financial markets in the United States or in the international financial markets or any calamity or crisis, that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

            9. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bear to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of

Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; provided, however, that no such reimbursement shall be required with respect to a termination of this Agreement by the Underwriters pursuant to Section 8 or this Section 9.

            10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            12. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                        Very truly yours,

                                        SAFEWAY INC.


                                        By:  /s/ Melissa C. Plaisance
                                           -------------------------------------
                                             Name:  Melissa C. Plaisance
                                             Title: Senior Vice President,
                                                      Finance and Investor
                                                      Relations

Accepted as of the date hereof

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

Salomon Smith Barney Inc.
Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
McDonald Investments Inc.
Muriel Siebert & Co., Inc.
U.S. Bancorp Piper Jaffray Inc.
Wells Fargo Brokerage Services, LLC



By:  Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated

By:  /s/ Wylie Collins
   -------------------------------------
            Authorized Signatory


By:  Salomon Smith Barney Inc.



By:  /s/ P.M. Thom
   -------------------------------------
   Name:  P.M. Thom
   Title: Director

                                   SCHEDULE I

                                                 Principal Amount of   Principal Amount of
                                                  Notes Due 2005 to     Notes Due 2012 to
                  Underwriter                        be Purchased          be Purchased
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                              $ 65,250,000          $232,000,000
Salomon Smith Barney Inc.                               65,250,000           232,000,000
Goldman, Sachs & Co.                                    29,250,000           104,000,000
Credit Suisse First Boston Corporation                  15,750,000            56,000,000
J.P. Morgan Securities Inc.                             15,750,000            56,000,000
Morgan Stanley & Co. Incorporated                       15,750,000            56,000,000
McDonald Investments Inc.                                4,500,000            16,000,000
Muriel Siebert & Co., Inc.                               4,500,000            16,000,000
U.S. Bancorp Piper Jaffray Inc.                          4,500,000            16,000,000
Wells Fargo Brokerage Services, LLC                      4,500,000            16,000,000
                                                      ------------          ------------
                  Total                               $225,000,000          $800,000,000
                                                      ============          ============